                                                                    Exhibit A-34


Corporate Certificate No. 151
(Sept. 1969)


                                STATE OF INDIANA

                        OFFICE OF THE SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            NIPSCO FUEL COMPANY, INC.



         I, Larry A. Conrad, Secretary of State of the State of Indiana, hereby certify that Articles of Incorporation of the above Corporation, in the for prescribed by my office, prepared and signed in duplicate by the incorporator(s), and acknowledged and verified by the same before a Notary Public, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; that I have endorsed my approval upon the duplicate copies of such Articles; that all fees have been paid as required by law; that one copy of such Articles has been filed in my office; and that the remaining copy of such Articles bearing the endorsement of my approval and filing has been returned by me to the incorporator(s) or his (their) representatives; all as prescribed by the provisions of the Indiana General Corporation Act, as amended.

         Wherefore, I hereby issue to such Corporation this Certificate of Incorporation, and further certify that its corporate existence has begun.

                                    In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this 23rd day of December, 1974.

                                    /s/LARRY A. CONRAD, Secretary of State

                                    Corporate Form No. 101 (Jan. 1971)--Page One

                                ARTICLES OF INCORPORATION
                                Larry A. Conrad, Secretary of State of Indiana Use White Paper--Size 8-1/2 x 11 - For Inserts Filing Requirements-Present 2 Executed Copies To Secretary of State, Room 155, State House Indianapolis 46204
                                Recording Requirements-Recording of Articles of Incorporation is no longer required by the Indiana General Corporation Act.


                            ARTICLES OF INCORPORATION

                                       OF

                            NIPSCO FUEL COMPANY, INC.

         The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana General Corporation Act, as amended (hereinafter referred to as the "Act,") execute the following Articles of Incorporation.

                                    ARTICLE I

                                      NAME

         The name of the Corporation is NIPSCO Fuel Company, Inc.

                                   ARTICLE II

                                    PURPOSES

         The purposes for which the Corporation is formed are:

         (1) To engage in the general business of exploring for, acquiring, purchasing, selling, improving, mortgaging, leasing, assigning, trading, or otherwise dealing with the acquisition or disposal of any interest or interests in any real estate, coal, oil or gas, oil shale, uranium, or any other mineral, or any fuel or fuels, natural, synthetic, or manufactured, or any residual or by-product thereof and to do any and all things reasonably necessary in connection therewith.

         (2) To purchase, sell, lease, option, or otherwise acquire or dispose of real estate and all types of mineral interests, including coal, oil and gas, oil shale, uranium and other minerals, whether mineral fee, royalty, overriding royalty, production, or working interest or parts thereof, whether in the nature of personal property or real property; to execute any and all agreements relating such interests including, but lot limited to, communitization, unitization, pooling, and agreements relating to the operation or production of coal, oil and gas, oil shale, uranium or other mineral including agreement relating to secondary or other recovery methods, and procedures conventional and non-conventional.

         (3) To purchase, or lease, rent or sell, or trade, personal or real property for the acquisition, trading, or transportation by any method of any fuel or fuels, coal, coal slurry, oil, gas, oil shale, uranium or other minerals.

                                                Corporate Form No. 101--Page Two

                               Prescribed by Larry A. Conrad, Secretary of State (Jan. 1971)


                                   ARTICLE III

                               Period of Existence

         The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV

                       Resident Agent and Principal Office

         Section 1. Resident Agent. The name and address of the Resident Agent in charge of the Corporation's principal office is Dean H. Mitchell, 5265 Hohman Avenue, Hammond, Indiana 46320.

         Section 2. Principal Office. The post office address of the principal office of the Corporation is 5265 Hohman Avenue, Hammond, Indiana 46320


                                    ARTICLE V

                                     SHARES

         Section 1. Number. The total number of shares which the Corporation has authority to issue is 1000 shares consisting of 1000 shares without par value.

         Section 2. Terms.

         The shares of authorized capital stock of the corporation shall consist of one thousand (1000) shares of one class of common capital stock, without par value. Every share of the no par value common stock whenever and for whatever consideration issued shall be equal to every other share of such common stock and shall be entitled to the same rights as every other share of such common stock and all distributions of earnings or assets of the Corporation shall be distributable to the holders of such common stock.

         Section 3. Voting Rights of Capital Stock.

         Each share of the common stock shall be entitled to one (1) vote at each shareholders' meeting on all questions submitted to shareholders.

                                              Corporate Form No. 101--Page Three

                               Prescribed by Larry A. Conrad, Secretary of State (Jan. 1971)


                                   ARTICLE VI

                      Requirements Prior To Doing Business

         The Corporation will not commence business until consideration of the value of at least $1,000.00 (one thousand dollars) has been received for the issuance of shares.

                                   ARTICLE VII

                                   Director(s)

         Section 1. Number of Directors. The initial Board of Directors is composed of three member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of director, the number shall be three.

         Section 2. Names and Post Office Addresses of the Director(s). The name(s) and post office addresses(es) of the initial Board of Director(s) of the Corporation is (are):


         Name      Number and Street or Building     City     State     Zip Code


    DEAN H. MITCHELL 5265 HOHMAN AVENUE         HAMMOND      INDIANA    46320

  CARL D. REES        5265 HOHMAN AVENUE         HAMMOND      INDIANA    46320

James A. Farrell      5265 Hohman Avenue    Hammond Indiana     46320


         Section 3. Qualifications of Directors. (If Any)

         The directors of the corporation need not be shareholders of the corporation. A majority of the directors at any time shall be citizens of the United States of America.

                                               Corporate Form No. 101--Page Four

                               Prescribed by Larry A. Conrad, Secretary of State (Jan. 1971)



ARTICLE VIII

Incorporator(s)

         The name and post office address of the incorporator(s) of the Corporation is:

      Name         Number and Street or Building     City      State    Zip Code

Northern Indiana      5265 Hohman Avenue            Hammond     IN       46320
Public Service
Company




                                   ARTICLE IX

                      Provisions for Regulation of Business
                      And Conduct of Affairs of Corporation


         Section 1. Consideration for No Par Shares.

         Shares of stock of the Corporation without nominal or par value may be issued and disposed of from time to time for such consideration as may be determined by the Board of Directors.

         Section 2. Preemptive Rights.

         The shareholders have no preemptive rights to subscribe to or purchase any shares of capital stock of the Corporation of any class, or treasury shares, or any obligations convertible into capital stock of the Corporation.

                                               Corporate Form No. 101--Page Five

                               Prescribed by Larry A. Conrad, Secretary of State (Jan. 1971




         IN WITNESS WHEREOF, the undersigned, being the incorporator designated in Article VIII, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 23rd day of December, 1974.

ATTEST:                             NORTHERN INDIANA PUBLIC SERVICE COMPANY

/s/John E. Reil, Secretary          By /s/ Dean H. Mitchell, Chairman and
                                    Chief Executive Officer



STATE OF INDIANA   }
                   } SS:
COUNTY OF LAKE     }


         I, the undersigned, a Notary Public duly commissioned to take acknowledgement and administer oaths in the State of Indiana, certify that Northern Indiana Public Service Company by Dean H. Mitchell, its Chairman & Chief Executive Officer, and John E. Reil, its Secretary, being the incorporator referred to in Article VIII of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

         Witness my hand and Notarial Seal this 23rd day of December, 1974.

                                    /s/Ruth Wolters

My Commission Expires:

November 23, 1977




This instrument prepared by /s/ Edmund A. Schroer, Attorney at Law, 5243 Hohman Avenue, Hammond, Indiana 46320.